UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 16, 2022, Lightning eMotors, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain holders (the “Noteholders”) of the Company’s unsecured 7.5% convertible senior notes due in 2024 (the “Convertible Notes”), pursuant to which the Noteholders have agreed to exchange $14.0 million in aggregate principal amount of the Company’s outstanding Convertible Notes for approximately 13,276,430 newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). Pursuant to the Exchange Agreement, the Shares will be issued at a price of $1.0545 per share of common stock. The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from the registration requirements thereof provided by Section 4(a)(2) of the Securities Act in a transaction by an issuer not involving a public offering.

Following the exchange, approximately $73.9 million in aggregate principal amount of Convertible Notes will remain outstanding and the Company’s interest payments will be reduced by $1.05 million on an annual basis. The Company expects to complete the exchange by November 21, 2022, subject to customary closing conditions.

The Exchange Agreement contains customary representations, warranties, covenants, and other agreements by the Company and the Noteholders. The above description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 7.01 Regulation FD Disclosure.

On November 17, 2022, Lightning eMotors, Inc. published the press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Exchange Agreement dated November 16, 2022, by and among Lightning eMotors, Inc. and the applicable Noteholders
99.1	Press release by Lightning eMotors, Inc. dated November 17, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: November 17, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President